                                                                    EXHIBIT 10.2

                                    AGREEMENT

         THIS AGREEMENT is made as of the 1st day of July, 2002, between BARCLAY HOSPITALITY SERVICES INC. ("Lessee"), a North Carolina corporation, and MERISTAR MANAGEMENT COMPANY, L.L.C. ("Operator"), a Delaware limited liability company.

                                    RECITALS

         A. Lessee and Operator, among other parties, have entered into a Leasehold Acquisition Agreement of even date herewith pursuant to which, among other things, Lessee and Operator have agreed to enter into Hotel Management Agreements effective as of July 1, 2002 with respect to each of the hotel properties (individually and collectively, the "Hotels") listed on Exhibit A hereto.

         NOW, THEREFORE, in consideration of the Leasehold Acquisition Agreement and other good and valuable consideration, Lessee and Operator hereby agree as follows:

         1. Lessee and Operator hereby execute and enter into hotel management agreements with respect to each of the Hotels, effective as of July 1, 2002, in the form attached hereto as Exhibit B, with the same force and effect as if Lessee and Operator had executed an individual hotel management agreement with respect to each Hotel.

         2. Lessee and Operator agree to execute and deliver separate Hotel Management Agreements in the form attached hereto as Exhibit B with respect to each Hotel upon the request of either Lessee or Operator, except that the applicable name, address and number of guest rooms shall be filled in on the first page thereof.

         3. This Agreement may be executed in counterparts. Agreements executed and delivered by facsimile shall be fully enforceable as if such facsimile were an original signature. This Agreement shall become effective upon its execution and delivery by both of the parties hereto.


[SIGNATURES CONTINUED ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    BARCLAY HOSPITALITY SERVICES INC.

                                    By:    /s/ Joseph V. Green
                                        ----------------------------------------
                                    Name:  Joseph V. Green
                                    Title: Executive Vice President



                                    MERISTAR MANAGEMENT COMPANY, L.L.C.

                                    By:  MeriStar H & R Operating Company, L.P.,
                                         member

                                         By:  MeriStar Hotels & Resorts, Inc.,
                                              general partner

                                              By:    /s/ Chris Bennett
                                                  ------------------------------
                                              Name:  Chris Bennett
                                              Title:

                                    EXHIBIT A

                                 MANAGED HOTELS

--------------------------------------------------------------------------------
   NO.      HOTEL NAME                             ROOMS       MGMT       STATE
--------------------------------------------------------------------------------
   1    Comfort Inn Augusta                         123      Meristar       GA
   2    Comfort Inn Fayetteville                    176      Meristar       NC
   3    Comfort Inn Greenville                      190      Meristar       SC
   4    Comfort Inn Wilmington                      146      Meristar       NC
   5    Comfort Suites Orlando                      215      Meristar       FL
   6    Courtyard by Marriott Ann Arbor             160      Meristar       MI
   7    Courtyard by Marriott Houston               198      Meristar       TX
   8    Courtyard by Marriott Wilmington            128      Meristar       NC
   9    Courtyard by Marriott Winston Salem         122      Meristar       NC
   10   Fairfield Inn Ann Arbor                     110      Meristar       MI
   11   Hampton Inn & Suites Gwinnett               136      Meristar       GA
   12   Hampton Inn Boone                            95      Meristar       NC
   13   Hampton Inn Brunswick                       127      Meristar       GA
   14   Hampton Inn Cary                            130      Meristar       NC
   15   Hampton Inn Charlotte                       125      Meristar       NC
   16   Hampton Inn Durham                          137      Meristar       NC
   17   Hampton Inn Jacksonville                    120      Meristar       NC
   18   Hampton Inn Perimeter                       131      Meristar       GA
   19   Hampton Inn Ponte Vedra                     118      Meristar       FL
   20   Hampton Inn Southern Pines                  126      Meristar       NC
   21   Hampton Inn Southlake                       124      Meristar       GA
   22   Hampton Inn West Springfield                126      Meristar       MA
   23   Hampton Inn White Plains                    156      Meristar       NY
   24   Hampton Inn Wilmington                      118      Meristar       NC
   25   Hilton Garden Inn Albany Airport            155      Meristar       NY
   26   Hilton Garden Inn at RDU                    155      Meristar       NC
   27   Hilton Garden Inn Atlanta Winward           164      Meristar       GA
   28   Hilton Garden Inn Evanston                  178      Meristar       IL
   29   Holiday Inn at Tinton Falls                 171      Meristar       NJ
   30   Holiday Inn Express Abingdon                 81      Meristar       VA
   31   Holiday Inn Express Clearwater              127      Meristar       FL
   32   Holiday Inn Select Garland                  243      Meristar       TX
   33   Homewood Suites Alpharetta                  112      Meristar       GA
   34   Homewood Suites Cary                        120      Meristar       NC
   35   Homewood Suites Durham                       96      Meristar       NC
   36   Homewood Suites Lake Mary                   112      Meristar       FL
   37   Homewood Suites Phoenix                     126      Meristar       AZ
   38   Homewood Suites Raleigh                     137      Meristar       NC
   39   Residence Inn Phoenix                       168      Meristar       AZ

                                    EXHIBIT B

                           HOTEL MANAGEMENT AGREEMENT

                           HOTEL MANAGEMENT AGREEMENT


         HOTEL MANAGEMENT AGREEMENT (this "Agreement") made as of the 1st day of July, 2002, between BARCLAY HOSPITALITY SERVICES INC. ("LESSEE"), a North Carolina corporation, and MERISTAR MANAGEMENT COMPANY, L.L.C. ("OPERATOR"), a Delaware limited liability company.


                                    RECITALS


         A. Lessee is the lessee of a limited-service hotel (the "HOTEL") known as the ________________ located at __________________;

         B. Lessee or affiliates of Lessee are the lessees of the hotel properties more particularly set forth on Exhibit A attached hereto (individually and collectively, the "PORTFOLIO HOTELS") which are managed by Operator pursuant to hotel management agreements between Lessee or such affiliates and Operator (such management agreements being individually and collectively, the "PORTFOLIO MANAGEMENT AGREEMENTS"); and

         C. Lessee and Operator desire to evidence their agreement with respect to the operation, direction, management, and supervision of the Hotel as more particularly set forth below.

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, Lessee and Operator agree as follows:


                                    ARTICLE I

                                    THE HOTEL

1.1. Lessee and Operator acknowledge that the Hotel consists of and contains:

         A. A Building (the "BUILDING") with ___ guest rooms, restaurant(s), lounge(s), and conference and meeting rooms together with the parcel of land on which the Building is located and any outdoor parking areas or other facilities located on such land;

         B. Mechanical systems and built-in installations (the "INSTALLATIONS") of the Building including, but not limited to, heating, ventilation, air conditioning, electrical and plumbing systems, elevators and escalators, and built-in laundry, refrigeration and kitchen equipment;

         C. Furniture, furnishings, wall coverings, floor coverings, window treatments, fixtures and hotel equipment and vehicles (The "FF&E");

         D. Chinaware, glassware, silverware, linens, and other items of a similar nature (the "OPERATING EQUIPMENT");

         E. Stock and inventories of paper supplies, cleaning materials and similar consumable items and food and beverage (the "OPERATING SUPPLIES"); and

         F. Any recreational facilities (the "RECREATIONAL FACILITIES") and/or parking garage (the "Garage") at the Hotel.


                                   ARTICLE II

                                 OPERATING TERM

2.1. This Agreement shall have a term (the "OPERATING TERM" or "TERM") commencing on July 1, 2002 (the "COMMENCEMENT DATE") and expiring on the day prior to the fifth (5th) anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions of this Agreement or unless extended as provided by the terms of this Agreement or as otherwise provided by the written agreement of Lessee and Operator.


                                   ARTICLE III

                          GENERAL SERVICES BY OPERATOR

3.1. During the Operating Term, Operator, as agent and for the account of Lessee, shall in accordance with the Budgets (as defined in Section 9.4) and the other applicable provisions of this Agreement, and only to the extent Lessee has provided sufficient funds therefor, either through Hotel operations or directly from Lessee:

         A. Recruit, train, direct, supervise, employ and dismiss on-site staff (the "HOTEL EMPLOYEES") for the operation of the Hotel, and in connection therewith establish and maintain an affirmative action plan for the Hotel;

         B. Develop and implement advertising, marketing, promotion, publicity and other similar programs for the Hotel;

         C. (i) Negotiate and enter into leases, licenses and concession agreements (collectively, the "LEASES") for stores, office space and lobby space at the Hotel, collect the rent under such Leases and otherwise administer the Leases and (ii) negotiate and enter into contracts for the provision of services to the Hotel; provided, however, that without Lessee's prior written approval, which shall not be unreasonably withheld, conditioned or delayed, Operator shall not enter into or renew (other than with respect to mandatory renewals) any such Lease or contract unless the same is either provided for in an approved Budget or is for a term of no more than one (1) year.

         D. Apply for, process and take all necessary steps to procure and keep in effect in Lessee's name (or, if required by the licensing authority, in Operator's name or both) all licenses and permits required for the operation of the Hotel;

         E. Purchase all FF&E, Operating Equipment and Operating Supplies necessary for the operation of the Hotel;

         F. Provide routine accounting and purchasing services as required in the ordinary course of business;

         G. Comply with all applicable laws, ordinances, regulations, rulings and orders of governmental authorities affecting or issued in connection with the Hotel, as well as with orders and requirements of any board of fire underwriters or any other body which may exercise similar functions, so long as Lessee promptly delivers to Operator any notice of violation thereof received by Lessee;

         H. Cause all needed repairs and maintenance to the Hotel to be made;

         I.       Intentionally deleted;

         J. Subject to Section 3.2 below, use commercially reasonable efforts to operate the Hotel in accordance with the any mortgage, deed of trust and/or hotel franchise agreement (collectively, "MAJOR AGREEMENTS"); and

         K. Provide such other services as are required under the terms of this Agreement or as are customarily performed without additional fee by management companies of similar properties in the area of the Hotel.

3.2 Notwithstanding any other provision of this Agreement to the contrary, Operator's obligations with respect to any Major Agreement shall be limited to the extent (i) complete and accurate summaries of the relevant provisions thereof have been delivered to Operator sufficiently in advance to allow Operator to perform such obligations and (ii) the provisions thereof and/or compliance with such provisions by Operator (1) are applicable to the day-to-day operation, maintenance and non-capital repair and replacement of the Hotel or any portion thereof, (2) do not require contribution of capital or payments of Operator's own funds, (3) do not materially increase Operator's obligations hereunder or materially decrease Operator's other rights hereunder, (4) do not limit or purport to limit any corporate activity or transaction with respect to Operator or its affiliates or any other activity, transfer, transaction, property or other matter involving Operator or its affiliates other than at the site of the Hotel, and (5) are otherwise within the scope of Operator's duties under this Agreement. Lessee acknowledges and agrees, without limiting the foregoing, that any failure of Operator or the Hotel to comply with the provisions of any Major Agreement arising out of (A) the condition of the Hotel, and/or the failure of the Hotel to comply with the provisions of such Major Agreement, prior to the Effective Date (unless such condition or failure was caused by the failure of Operator to perform its obligations under that certain Hotel Management Agreement previously in effect between Operator and CapStar Winston Company, LLC ("CWC"), the previous lessee of the Hotel under a Lease Agreement (the "PREVIOUS LEASE AGREEMENT") in effect between an affiliate of Lessee, as landlord, and CWC, as lessee, which Previous Lease Agreement was terminated immediately prior to the date hereof), (B) construction activities at the Hotel, (C) inherent limitations in the design and/or construction of, location of and/or parking at the Hotel, (D) instructions from Lessee to operate in a manner inconsistent with the Major Agreements and/or (E) Lessee's failure to approve any matter requested by Operator in Operator's reasonable good faith business judgment as necessary or appropriate to achieve compliance with any Major Agreement, shall not be deemed a breach by Operator of its obligations under this Agreement. Operator shall be entitled to rely on the summaries of the Major Agreements provided by Owner.

                                   ARTICLE IV

                         GENERAL OPERATION OF THE HOTEL

4.1. Lessee hereby engages Operator as the exclusive operator of the Hotel during the Operating Term and Operator hereby accepts such engagement. Subject to the terms of this Agreement and the applicable Budgets, Operator shall have control and discretion in the operation, direction, management and supervision of the Hotel. Such control and discretion of Operator shall include, without limitation, the determination of credit policies (including entering into agreements with credit card organizations), terms of admittance, charges for rooms, food and beverage policies, entertainment and amusement policies, leasing, licensing and granting of concessions for commercial space at the Hotel, and all phases of advertising, promotion and publicity relating to the Hotel.

4.2. Operator shall operate the Hotel and all of its facilities and activities in the same manner as is customary and usual in the operation of similar hotels in the area of the Hotel to the extent consistent with the Budgets and the Hotel's facilities.

4.3. Operator will be available to consult with and advise Lessee, at Lessee's reasonable request, concerning all policies and procedures affecting all phases of the conduct of business at the Hotels. Operator shall in all events consult with Lessee before implementing any material changes in policies and procedures relating to the Hotel. Operator shall be available to meet with Lessee on not less than a quarterly basis to discuss the operating results of the Hotel.

4.4 Operator shall not hire any General Manager, Director of Sales, Chief Engineer or Controller (all to the extent applicable to the Hotel) for the Hotel without the prior consent of Lessee, which consent shall not be unreasonably withheld. Lessee shall act expeditiously in granting or withholding any such consent. Lessee hereby consents to the employment in such position of the individual currently holding such position at the Hotel. At the request of Lessee, senior representatives of Operator shall meet with Lessee (which meeting may take place by telephone) to discuss any problems or concerns Lessee may have with the personnel then constituting the Hotel's executive committee.

4.5. Operator may, with the prior approval of Lessee, which approval shall not be unreasonably withheld, assign the general manager of the Hotel, in addition to such general manager's ordinary duties, supervisory responsibility and authority over other Portfolio Hotels, or require the general manager of the Hotel under this Agreement to report to the general manager of another Portfolio Hotel who has been assigned such responsibility and authority pursuant to another Portfolio Management Agreement (any such general manager who has been assigned such authority and responsibility being hereinafter referred to as a "DISTRICT MANAGER"). Subject to the provisions of Section 5.2 below, such District Manager shall be entitled to a reasonable increase in salary to compensate such individual for such added duties, provided however, that such increase in salary shall be subject to the Budgets of the Hotel and the other Portfolio Hotels supervised by such District Manager.

4.6. Operator shall assign at least one (1) vice president of operations, one (1) vice president of sales and one (1) vice president of accounting from Operator's corporate staff to oversee operations at all of the Portfolio Hotels, including without limitation the Hotel. The compensation of such corporate employees of Operator shall be borne by Operator except as otherwise set forth in this Agreement.

                                    ARTICLE V

                             AGENCY; HOTEL EMPLOYEES

5.1. In the performance of its duties as Operator of the Hotel, Operator shall act solely as agent of Lessee. Nothing in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Lessee and Operator. Except as otherwise provided in this Agreement, (a) all debts and liabilities to third persons incurred by Operator in the course of its operation and management of the Hotel in accordance with the provisions of this Agreement shall be the debts and liabilities of Lessee only and (b) Operator shall not be liable for any such obligations by reason of its management, supervision, direction and operation of the Hotel as agent for Lessee. Operator may so inform third parties with whom it deals on behalf of Lessee and may take any other reasonable steps to carry out the intent of this paragraph.

5.2. All Hotel Employees shall be employees of Operator. All compensation (including without limitation all wages, fringe benefits and customary and reasonable severance payments) of the Hotel Employees, including without limitation the District Managers, shall be an Operating Expense (as defined in Section 11.2) and shall be borne by Lessee and paid or reimbursed to Operator out of the Agency Account (as hereinafter defined) or if the amounts therein are insufficient by Lessee upon demand therefor by Operator. The compensation of the District Manager and the reasonable out-of-pocket third-party expenses (which shall not include any allocation of Operator's corporate overhead) incurred by such District Manager in the performance of such District Manager's duties shall be equitably apportioned by Operator among the Portfolio Hotels supervised by the District Manager; provided, however, that only with respect to a maximum of five (5) District Managers at any one time under this Agreement and/or any other Portfolio Management Agreements, Operator shall pay at its own expense the first $10,000 of any increase in compensation of such District Manager over the compensation such individual would otherwise receive as general manager of the Hotel. Operator may consistent with the Budgets enroll the Hotel Employees in retirement, health and welfare employee benefit plans substantially similar to corresponding plans implemented in similar hotels managed by Operator or in similar limited service hotels in the area of the Hotel. Such plans may be joint plans for the benefit of employees at more than one hospitality property owned, leased or managed by Operator or its affiliates. Employer contributions to such plans (including any withdrawal liability incurred upon termination of this Agreement) and reasonable administrative fees which Operator expends in connection therewith shall be the responsibility of Lessee and shall be an Operating Expense. The administrative expenses of any joint plans will be equitably apportioned by Operator among properties covered by such plan. Lessee hereby acknowledges and agrees that compliance with the provisions of the Worker Adjustment and Retraining Notification Act and/or any similar state or local laws (together with all rules and regulations promulgated thereunder and including without limitation any such state or local laws, the "WARN ACT") upon any disposition of the Hotel, upon any termination of this Agreement or upon the occurrence of any other event giving rise to the application of the WARN Act is the responsibility and obligation of Lessee, and Lessee hereby agrees to indemnify, defend and hold Operator harmless from and against any cost, expense, obligation, claim or other liability which Operator may incur arising out of or in connection with any breach or claimed breach of the WARN Act in connection with any such disposition, termination or other occurrence. Lessee acknowledges and agrees that Operator shall have the right to institute severance payment policies for the Hotel Employees so long as such policies are reasonable and customary in the industry.

5.4. Operator, in its discretion, may (i) provide lodging for Operator's executive employees visiting the Hotel in connection with the performance of Operator's services and allow them the use of Hotel facilities and (ii) provide the General Manager of the Hotel and other Hotel Employees temporary living quarters within the Hotel and the use of all Hotel facilities, in either case at a discounted price or without charge as the case may be.

5.5. Operator shall not be liable for any failure of the Hotel to comply prior to the Commencement Date with any federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees affecting labor union activities, civil rights or employment in the United States, including, without limitation, the Civil Rights Act of 1870, 42 U.S.C. ss. 1981, the Civil Rights Acts of 1871, 42 U.S.C. ss. 1983 the Fair Labor Standards Act, 29 U.S.C. ss. 201, et seq., the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e, et seq., as amended, the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss. 621, et seq., the Rehabilitation Act, 29 U.S.C. ss. 701, et seq., the Americans With Disabilities Act of 1990, 29 U.S.C. ss. 706, 42 U.S.C. ss. 12101, et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss. 301, et seq., the Equal Pay Act, 29 U.S.C. ss. 201, et seq., the National Labor Relations Act, 29 U.S.C. ss. 151, et seq., and any regulations promulgated pursuant to such statutes (collectively, as amended from time to time, and together with any similar laws now or hereafter enacted, the "EMPLOYMENT LAWS"). The foregoing shall not be deemed to release CWC from any liability it may have to Lessee or Lessee's affiliates with respect to such matters during such period under the Previous Lease Agreement.

5.6. Operator shall from time to time develop and implement policies, procedures and programs for the Hotel (collectively, the "EMPLOYMENT POLICIES") reasonably designed to effect compliance with the Employment Laws. The Employment Policies shall be consistent with industry standards from time to time for reputable hotel management companies.


                                   ARTICLE VI

                               PROVISION OF FUNDS

6.1. In performing its services under this Agreement, Operator shall act solely as agent and for the account of Lessee. Operator shall not be deemed to be in default of its obligations under this Agreement to the extent it is unable to perform any obligation due to the lack of available funds from the operation of the Hotel or as otherwise provided by Lessee.

6.2. Operator shall in no event be required (i) to advance any of its funds (whether by waiver or deferral of its management fees or otherwise) for the operation of the Hotel or (ii) to incur any liability unless Lessee shall have furnished Manager with funds necessary for the discharge thereof prior to incurring such liability.


                                   ARTICLE VII

        CENTRALIZED SERVICES; MULTI-PROPERTY PROGRAMS; WIDE AREA NETWORK

7.1. Operator may subject to the Budgets provide or cause its affiliated companies to provide for the Hotel and its guests the full benefit of any reservations system hereafter established by Operator or its affiliates and provide, or cause its affiliated companies to provide, such aspects of any accounting or purchasing services, other group benefits and services, revenue management services, on-site sales training, associate satisfaction surveys, Operator's national training program and other training as are made available generally to similar properties managed by Operator (individually and collectively,

"CENTRALIZED SERVICES"). Subject to the provisions of the applicable Budget, which shall include an itemization of the Centralized Services and the costs and expenses associated therewith that Lessee would be required to reimburse, Operator or such of Operator's affiliated companies as provide Centralized Services shall be entitled to be reimbursed for the Hotel's share of the total costs that are included in the Budget that are reasonably incurred in providing such Centralized Services on a system-wide basis to hotels and motels managed by Operator or its affiliates which costs may include, without limitation, salaries (including payroll taxes and employee benefits) of employees and officers of Operator and its affiliates, costs of all equipment employed in the provision of such services and a reasonable charge for overhead. The Hotel's share of such costs shall be determined in an equitable manner by Operator (which must be reasonably satisfactory to Lessee) and substantiated to Lessee after each Fiscal Year (as hereinafter defined). Such costs shall be an Operating Expense of the Hotel and shall be borne by Lessee and paid or reimbursed to Operator out of the Agency Account or if the amounts therein are insufficient by Lessee upon demand therefor by Operator. Operator shall maintain and make available to Lessee invoices or other evidence supporting all of the charges for Centralized Services. Lessee acknowledges and agrees that (i) Operator has disclosed to Lessee the types of Centralized Services Operator currently makes available to properties which it operates, (ii) Operator is not obligated to provide such Centralized Services under this Agreement, (iii) Operator is entitled to payment for Centralized Services in the manner set forth above in addition to its Basic Fee, and (iv) the receipt by Operator of any such payment does not breach any fiduciary or other duty which Operator may have to Lessee.

7.2 Lessee acknowledges and agrees that Operator may in Operator's discretion enter into certain purchasing, maintenance, service or other contracts with respect to the Hotel (collectively, "MULTI-PROPERTY PROGRAMS") pursuant to which Operator or affiliates of Operator receive rebates, discounts, cash or other incentives, administration fees, concessions, profit participations, stock or stock options, investment rights or similar payments or economic consideration (collectively, "OPERATOR REBATES") from or in, as applicable, the vendors or suppliers of goods or services provided under such Multi-Property Programs. Lessee acknowledges and agrees that (1) Operator has disclosed to Lessee the types of Multi-Property Programs Operator currently makes available to properties which it operates, (2) the Basic Fee does not adequately compensate Operator for any participation by the Hotel in Multi-Property Programs, (3) any and all Operator Rebates are the sole property of Operator and not Lessee, and (4) the receipt by Operator of any Operator Rebates does not breach any fiduciary or other duty which Operator may have to Lessee. Notwithstanding the foregoing, Operator hereby covenants to Lessee that the terms of any Multi-Property Programs in which the Hotel participates, when taken as a whole, shall not be materially less favorable to the Hotel than the prevailing terms of contracts to provide similar goods or services on a single-property basis obtainable on a commercially reasonable basis from unrelated parties in the area of the Hotel.

7.3. Operator shall have the right to install and use Operator's Wide Area Network ("WAN") and associated software at the Hotel throughout the Operating Term. WAN installation and connectivity charges and associated software license fees, shall be determined in an equitable manner by Operator, subject to the reasonable approval of Lessee, shall be an Operating Expense and shall be paid or reimbursed to Operator out of the Agency Account or, if the funds therein are insufficient, by Lessee. Notwithstanding the foregoing, the parties acknowledge and agree that WAN has not been installed at the Hotel prior to the Commencement Date and agree that Operator shall not install WAN at the Hotel without the prior approval of Lessee. In the event that WAN should with Lessee's prior approval be installed at the Hotel, nothing herein shall grant Lessee any right or license to use the WAN after the expiration or earlier termination of the Operating Term.

7.4. Lessee shall have the right to designate vendors and suppliers of goods and services to the Hotel on not less than thirty (30) days' prior written notice to Operator, but only if (i) the price of such goods and services are less than the price of such goods or services then being furnished to the Hotel, or, if such goods and services are not then being furnished to the Hotel, less than the price Operator could obtain for such goods or services, (ii) the contracts with such vendors or suppliers do not breach the provisions of any contract then in effect with respect to the Hotel and (iii) Operator is not required to terminate any existing contract for such goods or services prior to the end of its then current term.


                                  ARTICLE VIII

                        WORKING CAPITAL AND BANK ACCOUNTS

8.1. Lessee will provide Operator with initial working capital for the Hotel in an amount to be reasonably agreed upon between Lessee and Operator. Thereafter, Lessee shall at all times provide, either from Total Revenues or from other funds of Lessee, funds sufficient in amount in the good faith business judgment of Operator to constitute normal working capital for the uninterrupted and efficient operation of the Hotel, including without limitation funds sufficient to operate, maintain and equip the Hotel in accordance with all Major Agreements and to maintain the Hotel in a physical condition substantially equal to the physical condition of the Hotel on the Effective Date.

8.2. All funds received by Operator in the operation of the Hotel, including working capital furnished by Lessee, shall be deposited in a special account or accounts bearing the name of the Hotel (the "AGENCY ACCOUNT") in such federally insured bank, savings and loan or trust company as may be selected by Operator and reasonably approved by Lessee. Any successor or substitute bank, savings and loan or trust company shall be selected in the same manner. From the Agency Account, but only to the extent of funds in the Agency Account, Operator shall pay Operating Expenses, Fixed Charges, capital costs and other amounts, if and to the extent the same are required to be paid by Operator on Lessee's behalf under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Lessee or its affiliates shall pay all debt service under any mortgage or deed of trust encumbering the fee or leasehold estate in the Hotel, all ground lease payments (if any) and all Property Tax payments out of separate funds of Lessee or such affiliate and Operator shall have no responsibility to make any such payments.

8.3. The Agency Account shall be in the name of Operator as agent for Lessee and shall be under the control of Operator. Checks or other documents of withdrawal shall be signed only by representatives of Operator, provided that such representatives shall be bonded or otherwise insured in a manner reasonably satisfactory to Lessee. The premiums for bonding or other insurance shall be an Operating Expense except for premiums for bonding off-site executive employees of Operator. Upon the expiration or termination of this Agreement all remaining amounts in the Agency Account shall be transferred to Lessee.


                                   ARTICLE IX

                     BOOKS, RECORDS AND STATEMENTS; BUDGETS

9.1. Operator shall keep full and accurate books of account and other records reflecting the results of the operation of the Hotel in accordance with the "Uniform System of Accounts" (Ninth Revised Edition 1996, as further revised from time to time) as adopted by the American Hotel and Motel Association of the United States and Canada (the "UNIFORM SYSTEM") with such exceptions as may be required by the provisions of this Agreement; provided, however, that Operator may, with prior notice to Lessee, make such modifications to the methodology in the Uniform System as are consistent with Operator's standard practice in accounting for its operations under management contracts generally, so long as such modifications do not affect the determination of Total Revenues, Operating Expenses or Fixed Charges under Article XI. Except for the books and records which may be kept in Operator's home office or other suitable location pursuant to the adoption of a central billing system or other centralized service, the books of account and all other records relating to or reflecting the operation of the Hotel shall be kept at the Hotel and shall be available to Lessee and its representatives at all reasonable times for examination, audit, inspection and transcription. All of such books and records including, without limitation, books of account, guest records and front office records, shall be the property of Lessee. Upon any termination of this Agreement, all of such books and records shall thereafter be available to Operator at all reasonable times for inspection, audit, examination and transcription for a period of three
(3) years.

9.2. Operator shall make good faith efforts to deliver to Lessee within fifteen (15) days, but not later than twenty (20) days, after the end of each month, the following items (collectively, the "MONTHLY REPORTS"):

         A.       A balance sheet as of the last day of such month;

         B.       A source and use of funds statement for such month;

         C.       An income and expense statement for such month;

         D. Detailed departmental income and expense statements for such month;

         E. A twelve-month summary and forecast of operations for the current Fiscal Year utilizing (i) actual year-to-date figures,
                  (ii) forecasts for the next 30, 60 and 90 day periods and
                  (iii) budgeted amounts for the balance of the Fiscal Year. Operator shall give Lessee internet access or other electronic access to this information reports in the same manner as Operator was furnishing WINN Limited Partnership prior to the Effective Date; and

         F. Such other monthly reports as Lessee may reasonably request and to which Operator agrees in writing.

The Monthly Reports shall be prepared in accordance with the Uniform System to the extent applicable and shall otherwise be prepared in accordance with Operator's standard financial reporting and budgeting practices.

9.3. Year-end financial statements for the Hotel (including a balance sheet, income statement and statement of sources and uses of funds) shall be prepared and certified by an independent certified public accountant selected by Lessee. Such accountant shall address any findings, reports or opinions that concern Operator's work under this Agreement to both Operator and Lessee. Operator shall provide reasonable assistance with such accountant in the preparation of such statements.

9.4. On or before each November 1 during the Operating Term, Operator shall submit to Lessee for the next Fiscal Year the following items (collectively, the "BUDGETS"):

         A. An operating budget (the "OPERATING BUDGET") setting forth in reasonable line-item detail the projected income from and expenses of all aspects of the operations of the Hotel;

         B. A capital budget (the "CAPITAL BUDGET") setting forth in reasonable line-item detail proposed capital projects and expenditures for the Hotel including but not limited to FF&E expenditures; and

         C. Such other reports or projections as Lessee may reasonably request and to which Operator agrees in writing.

The Budgets shall be prepared in accordance with the Uniform System to the extent applicable and shall otherwise be prepared in accordance with Operator's standard financial reporting and budgeting practices. Lessee shall notify Operator in writing of its approval or disapproval of the Budgets not later than thirty (30) days after the delivery of the Budgets to Lessee and, if Lessee disapproves any such Budget, Lessee shall state in such notice the reasons therefor with reasonable particularity. In the event Lessee fails to notify Operator in writing of its approval or disapproval of any Budget on or before the end of such thirty day period, then such Budget shall be deemed approved by Lessee. Lessee shall not unreasonably withhold its approval of the Budgets. Notwithstanding anything to the contrary contained in this Agreement, Operator is not warranting or guaranteeing in any respect that the actual operating results of the Hotel during the period covered by the Budgets will not materially vary from the Budgets.

9.5. Upon approval of the Budgets by Lessee, Operator shall use diligent and commercially reasonable efforts to operate the Hotel substantially in accordance with the Budgets. Operator shall not, without Lessee's prior approval:

         A. Incur any expense for any line-item in the Operating Budget which causes the aggregate expenditures for such line-item to exceed the budgeted amount by the greater of (i) 10% or (ii) $5,000 for the applicable fiscal period set forth in the Operating Budget, provided that Operator may at Lessee's cost and expense, without Lessee's approval, (i) pay any expenses (the "NECESSARY EXPENSES") regardless of amount, which are necessary for the continued operation of the Hotel in accordance with the requirements of any Major Agreement and the operational standards set forth in this Agreement and which are not within the reasonable control of Operator (including, but not limited to, those for insurance, taxes, utility charges and debt service), (ii) pay any expenses (the "EMERGENCY EXPENSES") regardless of amount which, in Operator's good faith judgment, are immediately necessary to protect the physical integrity or lawful operation of Hotel or the health or safety of its occupants, and/or (iii) pay any third-party operating expenses which are commercially desirable to be incurred in order to obtain unbudgeted Hotel revenue in the ordinary course of operating the Hotel in accordance with the then current business plan provided that such unbudgeted revenue is sufficient in Operator's professional judgment to offset such expenses ("OPPORTUNITY EXPENSES"); or

         B. Incur any expense for any line-item in the Capital Budget which causes the aggregate expenditures for such line-item to exceed the budgeted amount by the greater of (i) 10% or (ii) $5,000, provided that Operator may, without Lessee's approval, pay any Emergency Expenses which are capital in nature.

9.6. If the Budgets (or any component of the Budgets) with respect to any Fiscal Year are disapproved by Lessee as provided in Section 9.4, then on or prior to December 15 of the Fiscal Year preceding such Fiscal Year the parties shall meet to attempt in good faith to agree upon such Budgets (or component thereof). Until approval of the Budgets (or such components) by Lessee, Operator shall cause the Hotel to be operated substantially in accordance with most recent approved Budgets, except for, or as modified by, (a) those components of such Budgets for the applicable Fiscal Year approved by Lessee, (b) an adjustment to the disputed Budgets so as to increase (but not decrease) disputed expense items by the same percentage as any percentage increase in the Consumer Price Index - All Urban Consumers (U.S. City Average) (1982-1984 =100), or any successor index thereto appropriately adjusted (the "CPI"), from the CPI in effect on the first day of the first month of the Fiscal Year applicable to such last approved Budget to the CPI in effect on the first day of the first month of the Fiscal Year applicable to the disputed Budgets, (C) Necessary Expenses which shall be paid as required, (d) Emergency Expenses which shall be paid as required and (e) Opportunity Expenses.


                                    ARTICLE X

                                 MANAGEMENT FEES
                       AND PAYMENTS TO OPERATOR AND LESSEE

10.1. Lessee shall pay to Operator, on a monthly basis, for services rendered under this Agreement a management fee (the "BASIC FEE") equal to two percent (2.0%) of Total Revenues.

10.2.    Intentionally deleted.

10.3.    Intentionally deleted.

10.4. In each month during the Operating Term, Operator shall be paid out of the Agency Account the Basic Fee for the preceding month, as determined from the monthly income and expense statement. Such payment shall be due and made upon delivery of the income and expense statement for such month showing the computation of Total Revenues and the Basic Fee for such month.

10.5. Lessee shall have the right to arrange for daily sweeps of the Agency Account for the account of Lessee, subject to retention in the Agency Account of funds sufficient in the reasonable opinion of Operator and Lessee to assure the uninterrupted and efficient operation of the Hotel as required under Section 8.1 above.

10.6. At the end of each Fiscal Year and following receipt by Lessee of the annual audit set forth in Section 9.3, an adjustment will be made, if necessary, based on the audit so that Operator shall have received the accurate Basic Fee for such Fiscal Year. Within thirty (30) days of receipt by Lessee and Operator of such audit, Operator shall either (a) place in the Agency Account or remit to Lessee, as appropriate, any excess amounts Operator may have received for such fees during such calendar year or (b) be paid out of the Agency Account or by Lessee, as appropriate, any deficiency in the amounts due Operator for the Basic Fee.

                                   ARTICLE XI

                               CERTAIN DEFINITIONS

11.1.    A.       The term "TOTAL REVENUES" shall mean all income, revenue and proceeds resulting from the operation of the Hotel and all of its facilities (net of refunds and credits to guests and other items deemed "Allowances" under the Uniform System) which are properly attributable under the Uniform System to the period in question. Subject to Section 11.1(B), Total Revenues shall include, without limitation, all amounts derived from:

                  (i) The rentals of rooms, banquet facilities and conference facilities;

                  (ii) The sale of food and beverage whether sold in a bar, lounge or restaurant, delivered to a guest room, sold through an in-room facility or vending machines, provided in meeting or banquet rooms or sold through catering operations;

                  (iii) Charges for admittance to or the use of any parking facilities, recreational facilities or any entertainment events at the Hotel;

                  (iv)     Rentals paid under Leases;

                  (v) Charges for other Hotel services or amenities, including, but not limited to, telephone service, in-room movies, and laundry services; and

                  (vi) The gross income amount on which the proceeds of business interruption or similar insurance are determined.

         B.       Total Revenues shall not include:

                  (i) Sales or use taxes or similar governmental impositions collected by Lessee or Operator;

                  (ii) Tips, service charges and other gratuities received by Hotel Employees;

                  (iii) Proceeds of insurance except as set forth in Section 11.1(A);

                  (iv) Proceeds of the sale or condemnation of the Hotel, any interest therein or any other asset of Lessee not sold in the ordinary course of business, or the proceeds of any loans or financings;

                  (v)      Capital contributed by Lessee to the Hotel;

                  (vi) The receipts of any tenant, licensee or concessionaire under a Lease;

                  (vii)    Proceeds of Property Tax abatement proceedings;

                  (viii)   Rent received with respect to any antenna lease.

11.2.    A.       The term "OPERATING EXPENSES" shall mean all costs and
expenses of maintaining, conducting and supervising the operation of the Hotel and all of its facilities which are properly attributable under the Uniform System to the period in question. Operating Expenses shall include, without limitation:

                  (i)      The cost of all Operating Equipment and Operating
                           Supplies;

                  (ii) Salaries and wages of Hotel personnel (including without limitation the District Manager), including costs of payroll taxes, employee benefits and customary and reasonable severance payments. The salaries or wages of off-site employees or executives of Operator shall not be Operating Expenses (including without limitation the employees specified in Section 4.6 above, but excluding the District Managers), provided that if it becomes necessary for an off-site employee or executive of Operator to temporarily perform services at the Hotel of a nature normally performed by Hotel Employees, his salary (including payroll taxes and employee benefits) for such period only as well as his traveling expenses shall be Operating Expenses and reimbursed to Operator;

                  (iii) The cost of all other goods and services obtained in connection with the operation of the Hotel including, without limitation, heat and utilities, laundry, landscaping and exterminating services and office supplies;

                  (iv) The cost of all repairs to and maintenance of the Hotel;

                  (v) Insurance premiums (or the allocable portion thereof in the case of blanket policies) for all insurance maintained under Article XIII (other than insurance against physical damage to the Hotel) and losses incurred on any self-insured risks (including deductibles);

                  (vi) All taxes, assessments, permit fees, inspection fees, and water and sewer charges and other charges (other than income or franchise taxes) payable by or assessed against Lessee with respect to the operation of the Hotel, excluding Property Taxes (as defined in Section 11.3);

                  (vii) Legal fees and fees of any independent certified public accountant for services directly related to the operation of the Hotel and its facilities;

                  (viii) All expenses for advertising the Hotel and all expenses of sales promotion and public relations activities;

                  (ix) All out-of-pocket expenses and disbursements reasonably incurred by Operator, pursuant to, in the course of, and directly related to, the management and operation of the Hotel under this Agreement, which fees and disbursements shall be paid by Lessee or reimbursed by Lessee to Operator upon demand. Without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, facsimile, air express and other incidental expenses, but, except as otherwise provided in this Agreement, shall not include any of the regular expenses of the central offices maintained by Operator, other than offices maintained at the Hotel for the management of the Hotel. Operator shall maintain and make available to Lessee invoices or other evidence supporting such charges;

                  (x)      The Basic Fee;

                  (xi) Periodic payments made in the ordinary course of business under any applicable franchise agreement;

                  (xii) Any other item specified as an Operating Expense in this Agreement; and

                  (xiii) Any other cost or charge classified as an Operating Expense or an Administrative and General Expense under the Uniform System unless specifically excluded under the provisions of this Agreement.

         B.       Operating Expenses shall not include:

                  (i)      Amortization and depreciation;

                  (ii) The making of or the repayment of any loans or any interest thereon;

                  (iii) The costs of any alterations, additions or improvements which for Federal income tax purposes must be capitalized and amortized over the life of such alteration addition or improvement;

                  (iv)     Payments under any ground lease or space lease;

                  (v)      Payments on account of any FF&E reserve fund;

                  (vi) Any fees in addition to the Basic Fee for routine accounting, reporting or purchasing services performed by Operator pursuant to this Agreement; and

                  (vii)    Any item defined as a Fixed Charge in Section 11.3.

11.3. "FIXED CHARGES" shall mean the cost of the following items relating to the Hotel or its facilities which are properly attributable under the Uniform System to the period in question:

                  (i) Real estate taxes, assessments, personal property taxes and any other ad valorem taxes imposed on or levied in connection with the Hotel, the Installations and the FF&E (collectively, "PROPERTY TAXES"); and

                  (ii)     Insurance against physical damage to the Hotel.

11.4. "FISCAL YEAR" shall mean each twelve (12) consecutive calendar month period or partial twelve (12) consecutive calendar month period within the Operating Term commencing on January 1st (or, with respect to the first year of the Operating Term, the Commencement Date) and ending on December 31st (or, with respect to the last year of the Operating Term, the expiration or earlier termination of the Operating Term) unless Lessee and Operator otherwise agree.


                                   ARTICLE XII

                              INTENTIONALLY DELETED

                                  ARTICLE XIII

                                    INSURANCE

13.1. The following insurance with respect to the Hotel, to the extent such insurance is commercially available, shall be obtained by Operator or Lessee, as directed by Lessee in its discretion upon sufficient prior written notice, and maintained throughout the Operating Term at Lessee's sole cost and expense:

         A. Insurance covering all real property including the Building, the Installations and the FF&E on a broad form basis, against such risks as are customarily covered by such insurance (including, without limitation, boiler and machinery and flood insurance, but excluding damage resulting from earthquake, war, and nuclear energy), in aggregate amounts which shall be not less than the full replacement cost of the Building, the Installations and the FF&E (exclusive of foundations, footings and land);

         B. Commercial general liability insurance with a combined single limit of not less than $25,000,000 for each occurrence for liability for (i) bodily injury, (ii) death, (iii) property damage, (iv) assault and battery, (v) false arrest, detention or imprisonment or malicious prosecution, (vi) libel, slander, defamation or violation of the right of privacy, (vii) wrongful entry or eviction, and (viii) liquor liability;

         C. Worker's compensation insurance or insurance required by similar employee benefit acts having a minimum per occurrence limit as is statutorily required;

         D. Fidelity insurance, in such amounts and with such deductibles as Lessee may require, covering Operator's employees at the Hotel (other than executive employees of Operator) or in job classifications normally bonded in other hotels it manages in the United States or otherwise required by law;

         E. Business interruption insurance covering loss of income for a minimum period of six (6) months resulting from interruption of business resulting from physical damage caused by the occurrence of any of the risks affecting the Hotel insured against under the property policy referred to in Section 13.1(A);

         F. Employment Practices Liability Insurance ("EMPLOYMENT INSURANCE") with reasonable limits and deductibles; provided that Operator will use commercially reasonable efforts to have an Employment Practices Liability Insurance program in place which has deductibles as close as commercially reasonable to the deductibles in place in the Operator's current Employment Practices Liability Insurance program, and further provided that if Operator is notified that the deductibles under its current Employment Practices Liability Insurance program with respect to the Hotel will increase, Operator will promptly notify Lessee of such increase;

         G. To the extent not provided under Section 13.1(A) above, if the Hotel is located within an A or V Flood Zone as designated by the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, maximum available NFIP limits must be purchased;

         H. Business Automobile liability insurance for all owned, hired or non-owned autos with a limit not less than $1,000,000 each accident; and

         I. Such other or additional insurance as may be (i) required under the provisions of any applicable Major Agreement (provided Operator has been given detailed written notice of such requirements) or (ii) requested by Lessee in writing and customarily carried by prudent operators of similar limited service hotels in the geographic area of the Hotel.

13.2. All insurance policies shall name Operator as the insured party and shall name as additional insureds Lessee and Lessor and such other parties as may be required by the terms of the Major Agreements as appropriate. With respect to the insurance policies obtained under Sections 13.1(A), (E), (G) and (to the extent applicable) (I), Lessor shall be named as loss payee and any mortgagee under a Major Agreement (provided Operator has been given written notice of the same) shall be named as mortgagee loss payee. Lessee understands that coverage afforded the Lessee as an additional insured is solely for liability arising out of Operator's activities performed by Operator and/or its employees for or on behalf of Lessee and that it may be necessary for Lessee to purchase separate policies to cover Lessee's own activities.

13.3. All insurance policies shall be in such form and with such companies as shall be reasonably satisfactory to Lessee and provided Lessee has given Operator detailed written notice of such requirements, shall comply with the requirements of any Major Agreement. Insurance may (at Lessee's election or with Lessee's prior approval) be provided under blanket or master policies covering one or more other hotels operated by Operator or owned by Lessee. The portion of the premium for any blanket or master policy which is allocated to the Hotel as an Operating Expense or Fixed Charge shall be determined in an equitable manner by Operator and reasonably approved by Lessee.

13.4. All insurance policies shall specify that they cannot be canceled or modified on less than twenty (20) days prior written notice to both Lessee and Operator and any additional insureds (or such longer period as may be required under a Major Agreement) and shall provide that claims shall be paid notwithstanding any act or negligence of Operator unilaterally or on behalf of Lessee, including without limitation their respective agents or employees.

13.5. All insurance policies shall provide, to the extent possible on a commercially reasonable basis, that the insurance company will have no right of subrogation against Lessee, Operator any party to a Major Agreement or any of their respective agents, employees, partners, members, officers, directors or beneficial Lessees.

13.6. Lessee and Operator hereby release one another from any and all liability, to the extent of the waivers of subrogation obtained under Section 13.5, associated with any damage, loss or liability with respect to which property insurance coverage is provided pursuant to this Article or otherwise.

13.7. The proceeds of any insurance claim (other than proceeds payable to third parties under the terms of the applicable policy) shall be paid into the Agency Account to the extent of Lessee's interest therein unless otherwise required by the terms of a Major Agreement.

13.8. Notwithstanding anything to the contrary set forth in this Agreement, Operator shall have no obligation to obtain or maintain any insurance set forth in this Article if funds from Total Revenues or funds otherwise provided by Lessee are not made available to Operator to purchase the same.

13.9. Subject to the provisions of the Budgets, and upon written notice to Lessee, Operator may act, directly or indirectly, in a brokerage capacity with respect to the insurance required under this Article or as a direct insurer or reinsurer with respect to the same.


                                   ARTICLE XIV

                                 PROPERTY TAXES

14.1. Operator shall have no authority or obligation to make Property Tax payments on behalf of Lessee or the owner of the Hotel. Operator shall promptly forward to Lessee any Property Tax assessment and any material correspondence or notice from any taxing authority or service with respect to the Hotel's Property Tax.

14.2. Upon Lessee's request, Operator shall from time to time advise Lessee of the desirability of contesting the validity or amount of any Property Tax (a "TAX CONTEST"). Lessee may, whether or not Operator so recommends, pursue a Tax Contest, and Operator agrees to cooperate with Lessee in a Tax Contest and execute any documents or pleadings required for such purpose, provided that the facts set forth in such documents or pleadings are accurate and that such cooperation or execution does not impose any liability on Operator. All costs and expenses incurred by Lessee and Operator in connection with a Tax Contest shall be Operating Expenses.


                                   ARTICLE XV

                       DAMAGE OR DESTRUCTION; CONDEMNATION

15.1. If the Hotel is damaged by fire or other casualty, Operator shall promptly notify Lessee. This Agreement shall remain in full force and effect subsequent to such casualty provided that either party may terminate this Agreement upon thirty days prior notice to the other party if (a) Lessee shall elect to close the Hotel as a result of such casualty (except on a temporary basis for repairs or restoration) or (b) Lessee shall determine in good faith not to proceed with the restoration of the Hotel and provided further that Operator may terminate this Agreement upon thirty days prior notice to Lessee if 20% or more of the rooms in the Hotel are unavailable for rental for a period of sixty days or more as a result of such casualty.

15.2. If all or any portion of the Hotel becomes the subject of a condemnation proceeding or if Operator learns that any such proceeding may be commenced, Operator shall promptly notify Lessee upon Operator's receipt of written notice thereof. Either party may terminate this Agreement on thirty (30) days notice to the other party if (a) all or substantially all of the Hotel is taken through condemnation or (b) less than all or substantially all of the Hotel is taken, but, in the reasonable judgment of the party giving the termination notice, the Hotel cannot, after giving effect to any restoration as might be reasonably accomplished through available funds from the condemnation award, be profitably operated as a limited service hotel.

15.3. Any condemnation award or similar compensation shall be the property of Lessee, provided that Operator shall have the right to bring a separate proceeding against the condemning authority for any damages and expenses specifically incurred by Operator as a result of such condemnation.

                                   ARTICLE XVI

                                EVENTS OF DEFAULT

16.1.    The following shall constitute events of default:

         A. If either party shall be in default in the payment of any amount required to be paid under the terms of this Agreement, and such default continues for a period of ten (10) days after written notice from the other party;

         B. If either party shall be in material default in the performance of its other obligations under this Agreement, and such default continues for a period of thirty (30) days after written notice from the other party, provided that if such default cannot by its nature reasonably be cured within such thirty-day period, an event of default shall not occur if and so long as the defaulting party promptly commences and diligently pursues the curing of such default;

         C. If either party shall (i) make an assignment for the benefit of creditors, (ii) institute any proceeding seeking relief under any federal or state bankruptcy or insolvency laws,
                  (iii) institute any proceeding seeking the appointment of a receiver, trustee, custodian or similar official for its business or assets or (iv) consent to the institution against it of any such proceeding by any other person or entity (an "INVOLUNTARY PROCEEDING"); or

         D. If an Involuntary Proceeding shall be commenced against either party and shall remain undismissed for a period of sixty (60) days.

16.2. If any event of default shall occur, the non-defaulting party may terminate this Agreement on five (5) days prior notice to the defaulting party. If such non-defaulting party is Lessee, Lessee shall have no obligation to pay the Termination Fee (as hereinafter defined) upon any such termination under this Section 16.2 by Lessee.

16.3. The right of termination set forth in Section 16.2 shall not be in substitution for, but shall be in addition to, any and all rights and remedies for breach of contract available in law or at equity.

16.4. Neither party shall be deemed to be in default of its obligations under this Agreement if and to the extent that such party is unable to perform such obligation as a result of fire or other casualty, act of God, strike or other labor unrest, unavailability of materials, war, riot or other civil commotion or any other cause beyond the control of such party (which shall not include the inability of such party to meet its financial obligations) (collectively, "FORCE MAJEURE EVENTS").

16.5. Each of the parties hereto irrevocably waives any right such party may have against the other party hereto at law, in equity or otherwise to any consequential damages, punitive damages or exemplary damages.

                                  ARTICLE XVII

                               TERMINATION RIGHTS

17.1.    Intentionally deleted.

17.2. Lessee may terminate this Agreement without cause only as specifically set forth in subsections 17.2(A) or 17.2 (B) below:

         A. If the owner of the Hotel shall sell the Hotel to a bona fide third-party, then Lessee shall terminate this Agreement as of the closing date of such sale upon not less than thirty (30) days prior written notice to Operator (with respect only to the Exempted Hotels (as hereinafter defined), such 30 day prior notice period shall be reduced to ten (10) days' prior written notice), provided, however, that no such termination shall be effective unless and until Lessee shall pay to Operator (i) all amounts then due and owing to Operator under this Agreement and (ii) the Termination Fee, if any, payable pursuant to Section 17.3.

         B. Lessee may also terminate this Agreement during the period commencing on July 1, 2003 and ending on the expiration of the Term, (x) upon not less than ninety (90) days prior written notice to Operator if on the day following the effective date of such termination (not the date of such termination notice) of this Agreement Operator will continue to manage not less than twenty-six (26) Portfolio Hotels pursuant to Portfolio Management Agreements with respect to which no termination notice has been given, or (y) upon not less than one hundred eighty (180) days prior written notice to Operator, if on the day following the effective date of the termination (not the date of such termination notice) of this Agreement Operator will continue to manage less than twenty-six (26) Portfolio Hotels with respect to which no termination notice has been given. The termination notice required under this Section 17.2(B) may be delivered prior to June 30, 2003 but the effective date of the termination of this Agreement pursuant to such termination notice shall be the later to occur of (x) the day on which such 90 day notice period or 180 day notice period, as applicable, expires and (y) June 30, 2003. No termination under this Section 17.2(B) shall be effective unless and until Lessee shall pay to Operator all amounts then due and owing to Operator under this Agreement.

17.3. Upon any termination of this Agreement pursuant to Section 17.2(A) above (except with respect to the Exempted Hotels, with respect to which no Termination Fee arising with respect to a termination under Section 17.2(A) shall be payable) or Section 17.4 below, and with respect to any termination under Section 17.2(A) as a condition precedent to the effectiveness of such termination, Lessee shall pay to Operator a termination fee (the "TERMINATION FEE") equal to

         (a) with respect to any such termination under either Section 17.2(A) above (except with respect to the Exempted Hotels, with respect to which no Termination Fee arising with respect to a termination under Section 17.2(A) shall be payable) or
                  Section 17.4 below having an effective date which occurs during the period commencing on the Commencement Date and ending on June 30, 2003, an amount equal to the Basic Fee that would have been payable to Operator with respect to the period commencing on the effective date of such termination and ending on June 30, 2003, based upon the Total Revenues as projected in the then current Operating Budget with respect to such period,

         (b) with respect to any such termination under Section 17.2(A) above (except with respect to the Exempted Hotels, with respect to which no Termination Fee arising with respect to a termination under Section 17.2(A) shall be payable) having an effective date which occurs from and after July 1, 2003, an amount equal to the Basic Fee that would have been payable to Operator with respect to the period commencing on the effective date of such termination and ending on the 90th day after the effective date of such termination, based upon the Total Revenues as projected in the then current Operating Budget with respect to such period, and

         (c) with respect to any such termination under Section 17.4 below having an effective date which occurs from and after July 1, 2003, an amount equal to the Basic Fee that would have been payable to Operator with respect to the period commencing on the effective date of such termination and ending on (x) the 90th day after the effective date of such termination (if on the day following the effective date of such termination of this Agreement Operator will continue to manage not less than twenty-six (26) Portfolio Hotels pursuant to Portfolio Management Agreements with respect to which no termination notice has been issued), based upon the Total Revenues as projected in the then current Operating Budget with respect to such period, or (y) the 180th day after the effective date of such termination (if on the day following the effective date of such termination of this Agreement Operator will continue to manage less than twenty-six (26) Portfolio Hotels pursuant to Portfolio Management Agreements with respect to which no termination notice has been issued), based upon the Total Revenues as projected in the then current Operating Budget with respect to such period.

17.4. Notwithstanding anything to the contrary contained in this Agreement, if within thirty (30) days after receiving Operator's written request Lessee fails to approve any changes, repairs, alterations, improvements, renewals or replacements to the Hotel which Operator determines in its reasonable judgment are necessary (i) to protect the Hotel, Lessee and/or Operator from innkeeper liability exposure, (ii) to ensure material compliance with any applicable code requirements pertaining to life safety systems requirements or (iii) to ensure material compliance with any applicable state, local or federal employment law, including without limitation the Americans with Disabilities Act, then Operator may terminate this Agreement upon thirty (30) days' written notice to Lessee delivered at any time after the expiration of Lessee's thirty (30) day approval period. Lessee shall pay to Operator the Termination Fee upon any termination of this Agreement pursuant to this Section, which Termination Fee shall be due and payable upon the effective date of the termination of this Agreement.

17.5. Operator shall have the right to terminate this Agreement without cause upon not less than six (6) months' prior written notice to Lessee; provided, however, that Manager may not deliver any such notice prior to the first anniversary of the Commencement Date. Operator shall not have the right to any Termination Fee upon any termination of this Agreement under this Section 17.5.

17.6. The term "Exempted Hotels" shall mean and include this Hotel (together with any other Portfolio Hotel which is or becomes an Exempted Hotel pursuant to such Portfolio Hotel's Portfolio Management Agreement), but only if (a) Lessee delivers a termination notice with respect to the Hotel pursuant to Section 17.2(A) above and (b) the aggregate Basic Fee payable (or which would have been payable had this Agreement been in effect) under this Agreement with respect to the twelve (12) full calendar months immediately preceding the month in which such termination notice was given (calculated as if this Agreement had been in effect throughout such twelve month period) (for the purposes of this Section 17.6, such deemed aggregate Basic Fee being referred to as the "Deemed Fee"), is less than (b) an amount equal to (x) with respect to any termination notice delivered on or before September 1, 2002, $100,000 minus the aggregate Deemed Fees under all other Portfolio Management Agreements with respect to which a termination notice has been delivered on or before September 1, 2002, (y) with respect to any termination notice delivered on or before October 1, 2002, $200,000 minus the aggregate Deemed Fees under all other Portfolio Management Agreements with respect to which a termination notice has been delivered on or before October 1, 2002 (including without limitation Deemed Fees included in any calculation under clause (x) above), and (z) with respect to any termination notice delivered after October 1, 2002, $300,000 minus the aggregate Deemed Fees under all other Portfolio Management Agreements with respect to which a termination notice has been delivered at any time (including without limitation Deemed Fees included in any calculation under clauses (x) and/or (y) above). In no event shall this Hotel be an Exempted Hotel if the Deemed Fee for this Hotel, when aggregated with all Deemed Fees for all other Portfolio Hotels with respect to which a termination notice has been given, exceeds $300,000.


                                  ARTICLE XVIII

                                   ASSIGNMENT

18.1. Operator shall not assign, pledge or encumber this Agreement or its interest in this Agreement without the prior consent of Lessee, provided that Operator may, without the consent of Lessee, assign this Agreement to (a) any entity controlling, controlled by or under common control with Operator (control being deemed to mean the ownership of 50% or more of the stock or other beneficial interest in such entity and/or the power to direct the day-today operations of such entity); (b) any entity which is the successor by merger, consolidation or reorganization of Operator or Operator's general partner or parent corporation or (C) the purchaser of all or substantially all of the hotel management business of Operator or Operator's general partner or parent corporation.

18.2. Lessee shall not assign this Agreement without the prior consent of Operator, provided that Lessee may assign this Agreement without Operator's consent to any person or entity which controls, is controlled by or is under common control with Lessee and which acquires all of Lessee's leasehold estate in the Hotel, but only if such assignee shall agree in writing to be bound by this Agreement and assumes all of Lessee's obligations under this Agreement from and after the effective date of the assignment. No such assignment by Lessee shall release Lessee from its obligations under this Agreement.

18.3. Upon any permitted assignment of this Agreement and the assumption of this Agreement by the assignee, the assignor shall be relieved of any obligation or liability under this Agreement arising after the effective date of the assignment.

                                   ARTICLE XIX

                                     NOTICES

19.1. Any notice, statement or demand required to be given under this Agreement shall be in writing, sent by certified mail, postage prepaid, return receipt requested, or by facsimile transmission, receipt electronically or verbally confirmed, or by nationally-recognized overnight courier, receipt confirmed, addressed if to:

                  Lessee:           c/o Winston Hotels
                                    2626 Glenwood Avenue, Suite 200
                                    Raleigh, NC  27608
                                    Attention: Mr. Joseph V. Green
                                    Facsimile No.: (919) 510-6016

                  and Operator:     c/o MeriStar Hotels & Resorts, Inc.
                                    1010 Wisconsin Avenue, N.W.
                                    Washington, D.C.  20007
                                    Attention: General Counsel
                                    Facsimile No.: (202) 295-1026

or to such other addresses as Operator and Lessee shall designate in the manner provided in this Section 19.1. Any notice or other communication shall be deemed given (a) on the date three (3) business days after it shall have been mailed, if sent by certified mail, (b) on the business day it shall have been sent by facsimile transmission (unless sent on a non-business day or after business hours in which event it shall be deemed given on the following business day), or
(c) on the date received if it shall have been given to a nationally-recognized overnight courier service.


                                   ARTICLE XX

                                    ESTOPPELS

20.1. Lessee and Operator agree that from time to time upon the request of the other party or a party to a Major Agreement, it shall execute and deliver within ten (10) days after the request a certificate confirming that this Agreement is in full force and effect, stating whether this Agreement has been modified and supplying such other information as the requesting party may reasonably require.


                                   ARTICLE XXI

                                 INDEMNIFICATION

21.1. Operator hereby agrees to indemnify, defend and hold Lessee (and Lessee's agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against any such party and that arise from (a) the fraud, willful misconduct or gross negligence of the general manager of the Hotel and/or the off-site employees of Operator, (b) the breach by Operator of any provision of this Agreement or (c) any action taken by Operator which is beyond the scope of Operator's authority under this Agreement. Lessee shall promptly provide Operator with written notice of any claim or suit brought against it by a third party which might result in such indemnification. Lessee shall cooperate with the Operator or its counsel in the preparation and conduct of any defense to any such claim or suit.

21.2. Except as provided in Section 21.1, Lessee hereby agrees to indemnify, defend and hold Operator (and Operator's agents, principals, shareholders, partners, members, officers, directors and employees) harmless from and against all liabilities, losses, claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) that may be incurred by or asserted against such party and that arise from or in connection with (a) the performance of Operator's services under this Agreement, (b) any act or omission (whether or not willful, tortious, or negligent) of Lessee or any third party or
(c) or any other occurrence related to the Hotel and/or Operator's duties under this Agreement whether arising during or after the Operating Term. Operator shall promptly provide Lessee with written notice of any claim or suit brought against it by a third party which might result in such indemnification. Operator shall cooperate with the Lessee or its counsel in the preparation and conduct of any defense to any such claim or suit.

21.3. Supplementing the provisions of Sections 21.1 and 21.2, if any claim shall be made against Lessee and/or Operator which is based upon a violation or alleged violation of the Employment Laws (an "EMPLOYMENT CLAIM"), the Employment Claim shall fall within Operator's indemnification obligations under Section
21.1 only if it is based upon (a) the willful misconduct or gross negligence of the general manager of the Hotel and/or Operator's off-site employees or (b) Operator's breach of its obligations under Section 5.6, and shall otherwise fall within Lessee's indemnification obligations under Section 21.2.

21.4. If any action, lawsuit or other proceeding shall be brought against any party(the "INDEMNIFIED PARTY") hereunder arising out of or based upon any of the matters for which such party is indemnified under this Agreement, such Indemnified Party shall notify the party required to provide indemnification hereunder (the "OBLIGOR") in writing thereof and Obligor shall promptly assume the defense thereof (including without limitation the employment of counsel selected by Obligor), such defense to be subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld (provided, however, by way of illustration and not limitation, it shall be reasonable for the Indemnified Party to deny consent to any settlement that requires the Indemnified Party to admit guilt or liability). The Indemnified Party shall cooperate with the Obligor in the defense of any such action, lawsuit or proceeding, on the condition that the Obligor shall reimburse the Indemnified Party for any actual and reasonable out-of-pocket costs and expenses incurred in connection therewith. The Obligor shall have the right to negotiate settlement or consent to the entry of judgment with respect to the matters indemnified hereunder; provided, however, that if any such settlement or consent judgment contemplates any action or restraint on the part of the Indemnified Party, then such settlement or consent judgment shall require the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. In addition to the foregoing, the Indemnified Party shall have the right, at the expense of the Indemnified Party, to employ separate counsel in any such action and to participate in the defense thereof. An Indemnified Party may settle any action for which it is Indemnified hereunder on behalf of itself only (i.e., with respect to its own liability and with no requirement of Obligor to admit guilt or liability) with the prior written consent of Obligor, which consent shall not be unreasonably withheld (provided, however, by way of illustration and not limitation, it shall be reasonable for Obligor to deny consent to any settlement that requires Obligor to expend funds in an amount Obligor determines in good faith is inappropriate so long as the Indemnified Party remains adequately protected at all times). In the event that Obligor fails to use reasonable efforts to defend or compromise any action, lawsuit or other proceeding for which an Indemnified Party is indemnified hereunder, the Indemnified Party may, at Obligor's expense and without limiting Obligor's liability under the applicable indemnity, assume the defense of such action and the Obligor shall pay the actual charges and expenses of such attorneys and other persons on a current basis within thirty (30) days of submission of invoices or bills therefor. In the event the Obligor is Lessee and Lessee neglects or refuses to pay such charges, Operator may pay such charges out of the Agency Account and deduct such charges from any amounts due Lessee, or add such charges to any amounts due Operator from Lessee under this Agreement. If Operator is the Obligor and Operator neglects or refuses to pay such charges, the amount of such charges shall be deducted from any amounts due Operator under this Agreement.

21.4. The provisions of this Article shall survive the termination of this Agreement with respect to acts, omissions and occurrences arising during the Operating Term.


                                  ARTICLE XXII

                                  MISCELLANEOUS

22.1. Lessee and Operator shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding, and enforceable as between them and as against third parties.

22.2. Operator may engage one or more of its affiliates or other related parties to furnish goods or services to Hotel, provided, however, that the terms of any such arrangement, when taken as a whole, shall not be materially less favorable to the Hotel than the prevailing terms of similar such arrangements obtainable on a commercially reasonable basis from unrelated parties in the area of the Hotel. Operator shall promptly notify Lessee of any such engagement of Operator's affiliates to the extent such engagement and affiliation are not included in the applicable Budgets.

22.3. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written. Lessee acknowledges that in entering into this Agreement Lessee has not relied on any projection of earnings, statements as to the possibility of future success or other similar matter which may have been prepared by Operator.

22.4. The headings of the titles to the several articles of this Agreement are inserted for convenience only and are not intended to affect the meaning of any of the provisions hereof.

22.5. A waiver of any of the terms and conditions of this Agreement may be made only in writing and shall not be deemed a waiver of such terms and conditions on any future occasion.

22.6. This Agreement shall be binding upon and inure to the benefit of Lessee and Operator and their respective successors and permitted assigns.

22.7. This Agreement shall be construed, both as to its validity and as to the performance of the parties, in accordance with the laws of the state in which the Hotel is located.

22.8. Operator's Status. Throughout the Term, Operator shall qualify as an "eligible independent contractor" as defined in Section 856(d)(9) of the Internal Revenue Code of 1986, as amended (the "Code"). To that end, Operator:

         (a) shall not permit wagering activities to be conducted at or in connection with the Hotel by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with the Hotel;

         (b) shall not own, directly or indirectly (within the meaning of Section 856(d)(5) of the Code), more than 35% of the shares of Winston Hotels, Inc. ("Winston"); and

         (c) shall be (or shall, within the definition of Section 856(d)(9)(F) of the Code, be related to a person that is) actively engaged in the trade or business of operating "qualified lodging facilities" (defined below) for a person who is not a "related person" within the meaning of Section 856(d)(9)(F) of the Code with respect to Winston or the owner of the Hotel ("Unrelated Persons"). In order to meet this requirement, Operator agrees that it (or any related person)
                  (i) shall derive at least 10% of both its revenue and profit from operating "qualified lodging facilities" for Unrelated Persons and (ii) shall comply with any regulations or other administrative guidance under Section 856(d)(9) of the Code with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" within the meaning of such Code Section.

         (d) A "qualified lodging facility" is defined in Section 856(d)(9)(D) of the Code and means a "lodging facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "lodging facility" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to Winston.

         (e) Operator shall not sublet the Hotel or enter into any similar arrangement on any basis such that the rental or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the net income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the rent would fail to qualify as "rents from real property" within the meaning of
                  Section 856(d) of the Code, or any similar or successor provision thereto.

         [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Operator and Lessee have duly executed this Agreement the day and year first above written.


                                    BARCLAY HOSPITALITY SERVICES INC.

                                    By:    /s/ Joseph V. Green
                                        ----------------------------------------
                                    Name:  Joseph V. Green
                                    Title: Executive Vice President



                                    MERISTAR MANAGEMENT COMPANY, L.L.C.

                                    By:  MeriStar H & R Operating Company, L.P.,
                                         member

                                         By:  MeriStar Hotels & Resorts, Inc.,
                                              general partner


                                              By:    /s/ Chris Bennett
                                                  ------------------------------
                                              Name:  Chris Bennett
                                              Title:

                                    EXHIBIT A

                                PORTFOLIO HOTELS

--------------------------------------------------------------------------------
   NO.      HOTEL NAME                             ROOMS       MGMT       STATE
--------------------------------------------------------------------------------
   1    Comfort Inn Augusta                         123      Meristar       GA
   2    Comfort Inn Fayetteville                    176      Meristar       NC
   3    Comfort Inn Greenville                      190      Meristar       SC
   4    Comfort Inn Wilmington                      146      Meristar       NC
   5    Comfort Suites Orlando                      215      Meristar       FL
   6    Courtyard by Marriott Ann Arbor             160      Meristar       MI
   7    Courtyard by Marriott Houston               198      Meristar       TX
   8    Courtyard by Marriott Wilmington            128      Meristar       NC
   9    Courtyard by Marriott Winston Salem         122      Meristar       NC
   10   Fairfield Inn Ann Arbor                     110      Meristar       MI
   11   Hampton Inn & Suites Gwinnett               136      Meristar       GA
   12   Hampton Inn Boone                            95      Meristar       NC
   13   Hampton Inn Brunswick                       127      Meristar       GA
   14   Hampton Inn Cary                            130      Meristar       NC
   15   Hampton Inn Charlotte                       125      Meristar       NC
   16   Hampton Inn Durham                          137      Meristar       NC
   17   Hampton Inn Jacksonville                    120      Meristar       NC
   18   Hampton Inn Perimeter                       131      Meristar       GA
   19   Hampton Inn Ponte Vedra                     118      Meristar       FL
   20   Hampton Inn Southern Pines                  126      Meristar       NC
   21   Hampton Inn Southlake                       124      Meristar       GA
   22   Hampton Inn West Springfield                126      Meristar       MA
   23   Hampton Inn White Plains                    156      Meristar       NY
   24   Hampton Inn Wilmington                      118      Meristar       NC
   25   Hilton Garden Inn Albany Airport            155      Meristar       NY
   26   Hilton Garden Inn at RDU                    155      Meristar       NC
   27   Hilton Garden Inn Atlanta Winward           164      Meristar       GA
   28   Hilton Garden Inn Evanston                  178      Meristar       IL
   29   Holiday Inn at Tinton Falls                 171      Meristar       NJ
   30   Holiday Inn Express Abingdon                 81      Meristar       VA
   31   Holiday Inn Express Clearwater              127      Meristar       FL
   32   Holiday Inn Select Garland                  243      Meristar       TX
   33   Homewood Suites Alpharetta                  112      Meristar       GA
   34   Homewood Suites Cary                        120      Meristar       NC
   35   Homewood Suites Durham                       96      Meristar       NC
   36   Homewood Suites Lake Mary                   112      Meristar       FL
   37   Homewood Suites Phoenix                     126      Meristar       AZ
   38   Homewood Suites Raleigh                     137      Meristar       NC
   39   Residence Inn Phoenix                       168      Meristar       AZ